EXHIBIT 99.1
FOR IMMEDIATE RELEASE

GENERAL FINANCE CORPORATION ANNOUNCES INTERIM RESULTS
OF ITS WARRANT EXERCISE PROGRAM

Pasadena, CA - May 23, 2008 - General Finance Corporation (the “Company”) (AMEX: GFN, GFN.WS, and GFN.U) today announced interim results to date, of its warrant exercise program expiring May 30, 2008. In response to the tender offer, a total of 1,445,736 warrants have been tendered for exercise so far, of which 691,972 warrants were tendered by directors and officers of the Company and 753,764 warrants were tendered by major shareholders of the Company. The purpose of the tender offer is to raise capital to fund future acquisitions and growth and to reduce the number of warrants outstanding.

The tender offer is scheduled to expire at 11:59 p.m., Eastern Daylight Time, on May 30, 2008, unless the offer is extended or withdrawn. Warrants must be tendered prior to the expiration of the offer, and tenders of existing warrants may be withdrawn at anytime on or prior to the expiration of the offer or, if we have not accepted a holder’s exercise payment, a warrant holder may rescind its exercise at any time for a period of 40 days from commencement of the offer.

The terms and conditions of the offer are as set forth in the offer letter and related documentation and which are being mailed to holders of the Company’s warrants. Continental Stock Transfer & Trust is acting as dealer manager in connection with the warrant offer. A copy of the offering documents may be obtained from Bob Marese of MacKenzie Partners, Inc., the Information Agent for the offering.  MacKenzie’s telephone number for bankers, brokers and warrant holders is (800) 322-2885.  Please contact MacKenzie Partners, Inc. with any questions regarding the offer.

Investors are urged to read the following documents to be filed with the Securities Exchange Commission (SEC), as they may be amended from time to time, relating to the offer as they contain important information: (1) the Schedule TO and related Offer Letter; (2) Amendment No. 1 to Schedule TO, (3) the prospectus supplement to the registration statement on Form S-1 related to the offer; and (4) the Company’s other reports filed with the SEC for information about the Company generally.  Free copies of these and any other documents relating to the offer, when they are filed with the SEC, may be obtained at the SEC’s website at www.sec.gov, or from the Information Agent as noted above.  This press release itself is not intended to constitute an offer or solicitation to buy or exchange securities in the Company, nor shall there be any sale or purchase of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

THE COMPANY'S BOARD OF DIRECTORS HAS APPROVED THE WARRANT EXERCISE PRICE REDUCTION. HOWEVER, NEITHER THE COMPANY NOR ANY OF ITS DIRECTORS, OFFICERS OR EMPLOYEES MAKES ANY RECOMMENDATION AS TO WHETHER TO EXERCISE WARRANTS. EACH HOLDER OF A WARRANT MUST MAKE ITS OWN DECISION AS TO WHETHER TO EXERCISE SOME OR ALL OF ITS WARRANTS.

The information above does not constitute an offer to buy or exchange securities or constitute the solicitation of an offer to sell or exchange any securities in the Company.

About General Finance Corporation

The Company, through its indirect 86.2%-owned subsidiary, Royal Wolf, sells and leases portable storage containers, portable container buildings and freight containers to a broad cross section of industrial, commercial, educational and government customers throughout Australia.

Cautionary Statement About Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements. Such forward-looking statements include, but are not limited to, prospects of Royal Wolf. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including those contained in filings with the Securities and Exchange Commission; such as the Company’s revised definitive proxy statement with respect to the Company’s acquisition of Royal Wolf, its Transition Report on Form 10-K for the six months ended June 30, 2007 and its post-effective amendment on Form S-1.

Contact:
John Johnson
Chief Operating Officer
General Finance Corporation
(626) 584-9722 ext. 1009